Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Michigan Dividend Advantage
Municipal Fund
333-71084, 811-09453


On November 15, 2001, under Conformed
Submission
Type 497, accession number, 0000950134-01-
508756,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.